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                            TRANSITION SERVICES AGREEMENT

          This TRANSITION SERVICES AGREEMENT (this "AGREEMENT") is made as of October 6, 1997, by and among FMC Corporation, a Delaware corporation ("FMC"), United Defense, L.P., a Delaware limited partnership ("UDLP"), and United Defense Industries, Inc. (formerly known as Iron Horse Acquisition Corp.), a Delaware corporation ("BUYER"). FMC, UDLP and Buyer are referred to herein collectively as the "PARTIES" and individually as a "PARTY."

                                 W I T N E S S E T H:

          WHEREAS, pursuant to that certain Purchase Agreement, dated as of August 25, 1997, by and among FMC, Harsco Corporation, Harsco UDLP Corporation and Buyer (the "PURCHASE AGREEMENT"), Buyer has agreed to acquire all of the outstanding partnership interests of UDLP;

          WHEREAS, pursuant to the Management Services Agreement between FMC and UDLP, dated as of January 1, 1994 (the "MANAGEMENT SERVICES AGREEMENT"), FMC has provided certain administrative, corporate and other services to UDLP;

          WHEREAS, Buyer desires that, after the Closing, FMC continue to provide to Buyer or an Affiliate of Buyer certain of such services on a transitional basis; and

          WHEREAS, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Purchase Agreement;

          NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

          1. TRANSITION SERVICES. Upon the terms and subject to the conditions set forth in this Agreement, during the term of this Agreement as set forth in Section 5 below (the "TRANSITION PERIOD"), FMC shall provide, or cause its Affiliates to provide, to Buyer or its Affiliates, from the date of this Agreement and for the period of time set forth in Section 5 with respect to each of the services, the respective services set forth on ANNEX A attached hereto, and such other transition assistance as may be agreed upon by FMC and Buyer during the Transition Period, in the manner and at a relative level of service, where applicable, consistent in all material respects with that provided by FMC and/or its Affiliates prior to the date hereof. Unless otherwise agreed by FMC and Buyer, such services shall be provided at the cost specified beside each such service on ANNEX A.

          2. BILLING AND PAYMENT. Buyer shall pay, or cause to be paid, net of any applicable withholding taxes, any bills and invoices that it receives from FMC for services provided by FMC or any of its Affiliates under or pursuant to this Agreement. Such charges may, at FMC's option, be billed as incurred if the amount involved equals or exceeds $10,000, or, if such charges do not exceed $10,000, at the end of each calendar month during the Transition Period. All invoices


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shall, not later than thirty (30) days following receipt by Buyer of FMC's invoice, be paid by wire transfer in accordance with the written instructions provided by FMC, subject to receiving from FMC, if reasonably requested by Buyer, any appropriate support documentation for such bills and invoices.

          Services requiring use of checks issued by FMC or other fund transfers by FMC on behalf of Buyer will be provided only to the extent funded by a Buyer account or to the extent that Buyer provides FMC with immediately available funds prior to FMC's issuance of the check or the fund transfer, as the case may be.

          3. GENERAL INTENT. Buyer and its Affiliates agree to use reasonable commercial efforts to end their need to use the assistance contemplated by this Agreement with respect to each service specified in ANNEX A attached hereto not later than the end of the period specified in Section 5 below or ANNEX A attached hereto for the provision of each such service.

          4. VALIDITY OF DOCUMENTS. The Parties shall be entitled to rely upon the genuineness, validity or truthfulness of any document, instrument or other writing presented in connection with this Agreement unless such document, instrument or other writing appears on its face to be fraudulent, false or forged.

          5. TERM OF AGREEMENT. The term of this Agreement shall commence on the date hereof and shall continue (unless sooner terminated pursuant to the terms hereof) for a period of six (6) months, or such earlier, shorter or longer period as may be agreed upon by FMC and Buyer or provided in ANNEX A attached hereto with respect to particular services described in ANNEX A attached hereto.

          6. PARTIAL TERMINATION. Any and all of the services provided hereunder are only terminable earlier than the period specified in Section 5 above or ANNEX A attached hereto by Buyer on thirty (30) days' prior written notice to FMC. Any such termination shall be final.

          7. ACCESS. Subject to Section 10 below, with respect to each service provided by FMC or any of its Affiliates hereunder, Buyer and FMC shall provide the other Party and its personnel with access to the equipment, office and storage space and systems relating to such service during normal business hours for the term of the applicable Transition Period to the extent reasonably required in connection with the provision of such services hereunder; PROVIDED that such access shall be supervised by the appropriate personnel of the Parties.

          8. TERMINATION OF MANAGEMENT SERVICES AGREEMENT. FMC and UDLP agree that the Management Services Agreement shall be terminated as of the date hereof and that management services shall be provided by FMC to Buyer and its Affiliates from and after the date hereof only pursuant to this Agreement, subject to the terms and conditions contained herein.


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          9.   ASSIGNMENT.  This Agreement shall not be assignable in whole or in part by any Party hereto without the prior written consent of the other Parties hereto, except that Buyer may assign any of its rights under this Agreement to UDLP or any of Buyer's other Affiliates.

          10. CONFIDENTIALITY. Each Party shall cause each of its Affiliates and each of their respective officers, directors and employees to hold all information relating to the business of the other Parties disclosed to it by reason of this Agreement confidential and will not disclose any of such information to any person or entity unless legally compelled to disclose such information; PROVIDED, HOWEVER, that to the extent that any of them may become so legally compelled they may only disclose such information if they shall first have used reasonable efforts to, and, if practicable, shall have afforded the other Parties the opportunity to obtain, an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed.

          11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          12. LIMITATION OF LIABILITY. No Party shall be liable to the other or any third party for any special, consequential or exemplary damages (including lost or anticipated revenues or profits relating to the same) arising from any claim relating to this Agreement or any of the services provided hereunder, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, even if an authorized representative of such Party is advised of the possibility or likelihood of the same.

          13. COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

          14. NOTICES. Unless otherwise indicated herein, all notices, requests, demands or other communications to FMC and Buyer shall be deemed to have been given or made when deposited in the mails, registered or certified mail, return receipt requested, postage prepaid, or by means of overnight delivery service when delivered to such service addressed or by facsimile to FMC or Buyer at the following address:

          TO FMC:        FMC Corporation
                         200 East Randolph Drive
                         Chicago, Illinois  60601
                         Attention:  General Counsel
                         Fax No.  (312) 861-6012


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          COPY TO:       Kirkland & Ellis
                         200 East Randolph Drive
                         Chicago, Illinois  60601
                         Attention:  Glen E. Hess, P.C.
                         Fax No.  (312) 861-2200

          TO BUYER:      Iron Horse Acquisition Corp.
                         c/o TC Group, L.L.C.
                         1001 Pennsylvania Avenue, N.W.
                         Suite 220 South
                         Washington, D.C.  20004
                         Attention:  Allan M. Holt
                         Fax No.:  (202) 347-9250

          COPY TO:       Latham & Watkins
                         1001 Pennsylvania Avenue, N.W.
                         Suite 1300
                         Washington, D.C.  20004
                         Attention:  Bruce E. Rosenblum
                         Fax No.:  (202) 637-2201

          15. MODIFICATION, NONWAIVER, SEVERABILITY. Neither this Agreement nor any part hereof may be changed, altered or amended orally. Any modification must be by written instrument signed by FMC and Buyer. Failure by any Party to exercise promptly any right granted herein or to require strict performance of any obligation imposed hereunder shall not be deemed a waiver of such right. If any provision of this Agreement is held ineffective for any reason, the other provisions shall remain effective.

          16. INTERPRETATION. The headings and captions contained in this Agreement and in ANNEX A attached hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word "including" herein shall mean "including without limitation."

          17. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person or entity.

          18. ENTIRE AGREEMENT. This Agreement and the Purchase Agreement contain the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

          19. RELATIONSHIP OF PARTIES. Except as specifically provided herein, none of the Parties shall act or represent or hold itself out as having authority to act as an agent or partner of any


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other Party, or in any way bind or commit any other Party to any obligations.
Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement.

          20. FORCE MAJEURE. If FMC is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental authority, riot, war, rebellion or other causes beyond the reasonable control of FMC, or other acts of God, then upon written notice to Buyer, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and FMC shall have no liability to Buyer in connection therewith. FMC shall use reasonable efforts to remove such disability within thirty (30) days of giving notice of such disability.

          21. USE AND RESALE. The services provided by FMC or its Affiliates to Buyer or its Affiliates hereunder shall be used only by Buyer and its Affiliates solely in connection with the operation of the business of UDLP or its successor entities and neither Buyer nor any of its Affiliates shall resell, license the use of or otherwise permit the use by others of any such services except in the ordinary course of business consistent with past practice in the conduct of the business of UDLP.

                    *    *    *    *    *


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          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first set forth above.


                              FMC CORPORATION


                              By:     /s/ Charlotte Mitchell Smith
                                      -------------------------------
                              Title:  Assistant Secretary


                              UNITED DEFENSE, L.P.

                              By:  UDLP Holdings Corp.
                              Title:    Managing General Partner

                                   By:     /s/ Allan M. Holt
                                           --------------------------
                                   Title:  President


                              UNITED DEFENSE INDUSTRIES, INC.


                              By:     /s/ Allan M. Holt
                                      -------------------------------
                              Title:  President


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